                                                                    Exhibit 10.6


               GREENWORKS MOLECULAR INSIGHT PHARMACEUTICALS LEASE

1.   DATE OF LEASE: June 19, 2003

2. LANDLORD: RayJoe Limited Partnership, a Massachusetts limited partnership, which expression shall include its heirs, executors, administrators, successors and assigns.

2A.  LANDLORD'S ADDRESS: c/o Gravestar, Inc., One Broadway, Cambridge, MA 02142

3. TENANT: MOLECULAR INSIGHT PHARMACEUTICALS, INC., which expression shall include its heirs, executors, administrators, successors and assigns. Please note that Tenant was formerly known as Biostream, Inc.

3A. TENANT'S ADDRESS: Greenworks Building, 160 Second Street, Cambridge, Massachusetts 02142

4. DEMISED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, Office Space containing approximately 3,064 rentable square feet of floor area, and Laboratory Space containing approximately 1,481 rentable square feet of floor area all as more fully shown on EXHIBIT E, attached hereto, located in the Greenworks Building, 160 Second Street, Cambridge, Massachusetts ("Property"), together with the right to use in common with others entitled thereto, the hallways, stairways and elevator (if any) necessary for access to the Demised Premises, and lavatories nearest thereto, if there is no lavatory within the Demised Premises.

4A. ACCEPTANCE OF DEMISED PREMISES: Tenant agrees that no representations or warranties respecting the condition of the Demised Premises and no promises to alter, repair or improve the Demised Premises have been made by Landlord, except as expressly provided for in this Lease. Tenant occupies office and laboratory space at the Greenworks Building under previous leases for office and laboratory spaces dated May 15, 1998, as amended, scheduled to terminate on June 30, 2003.

4B. LABORATORY RELOCATION WORK: Landlord and Tenant agree to relocate Tenant's Third Floor laboratory space located in Unit #28 and Second Floor laboratory space located in Unit #20 to the New Laboratory Space on the Second Floor, Units #14, #15 and #20 pursuant to the Biostream Relocation Project Scope Summary, Design Build Specification, Electrical Specification, Equipment List, and Cavanaugh Tocci and Plumbing Permit Letters shown on EXHIBIT B, and Plans D.1.1, A.1.1 and A.6.1, dated May
     6, 2003 shown on EXHIBIT C, known in the aggregate as the Laboratory Relocation Work.

4C. LABORATORY RELOCATION SCHEDULE: Landlord and Tenant agree to the proposed Laboratory Relocation Schedule provided by Marc Truant and Associates, dated May 2, 2003 as shown on EXHIBIT D. Landlord and Tenant agree that the attached Laboratory Relocation Schedule is provided as the most current and viable estimate for the Laboratory Relocation Work. Landlord and Tenant agree that neither Landlord, Gravestar, Inc., Marc Truant and Associates as Landlord's Contractor, nor Jennifer Pinck as Landlord's

                                                      GREENWORKS MOLECULAR LEASE

     Project Manager will assume any responsibility, financial or otherwise, for any delays in the Laboratory Relocation Schedule. Good faith efforts will be used to accommodate Tenant's needs in the event of unforeseen delays to the Laboratory Relocation Schedule. Biostream Inc, as Tenant is solely responsible for obtaining any and all permits and approvals for the operation of its laboratory(ies). Marc Truant and Associates, under contractual obligation with Landlord to provide pre-construction and construction services, is responsible for obtaining the local building permit required to execute the Laboratory Relocation Work and providing the local certificate of occupancy.

4D. LABORATORY RELOCATION COST: Landlord and Tenant agree to share the cost of the Laboratory Relocation Work as shown on EXHIBIT A, as follows:

     1. The GMP Contract between Landlord and Marc Truant and Associates estimates the cost of the Laboratory Relocation Work at $327,426. The GMP Contract Summary includes an itemized list of additional work to be performed for the benefit of Tenant in the amount of $19,800, which falls outside of the scope of the original agreed-upon relocation work.

     2. Landlord agrees to pay 66.7% (2/3) of the final cost of the Laboratory Relocation Work minus the additional work to be performed for the benefit of Tenant (($327,426 - $19,800) x 0.667). Thus, Landlord's contribution is estimated at $205,186.54.

     3. Tenant agrees to pay 33.3% (1/3) of the final cost of the original agreed-upon relocation work plus the additional work to be performed for the benefit of Tenant (($307,626 x 0.333) + $19,800). Thus,
          Tenant's contribution is estimated at $122,239.46.

     4. Landlord and Tenant agree to share any net cost savings that may accrue from the GMP Contract estimate proportionately. Thus, Landlord will receive 66.7% and Tenant will receive 33.3% of any resulting net cost savings.

5.   LEASE TERM: Five (5) Lease Years.

5A.  COMMENCEMENT DATE: July 1, 2003, subject to the following exception:
     Pursuant to the New Laboratory Space on the Second Floor, if the Laboratory Relocation Work is completed prior to July 1, 2003 and Tenant is in physical possession of the New Laboratory Space on the Second Floor, all provisions of this Lease will apply to said New Laboratory Space on the Second Floor, except for the payment of rent, tax and operating expenses charges, which shall be governed by the provisions of the previous laboratory Lease (dated May 15, 1998, as amended), until June 30, 2003.

5B.  TERMINATION DATE: June 30, 2008

6. PERMITTED USE: Tenant shall use the portions of the Demised Premises listed under Exhibit E, as Office Space solely and exclusively for the purpose of general offices and Laboratory Space solely and exclusively for the purpose of laboratory uses in conformance with the provisions of this Lease and in compliance with all applicable laws and regulations, including environmental laws, regulations, ordinances, orders and standards.

                                                      GREENWORKS MOLECULAR LEASE

7. RENT:

                             Dates:          Yearly Rent:   Monthly Rent:      Rent psf.
                             ------          ------------   -------------      ---------
Office Space:         7/1/03 to 6/30/08       $79,668.00      $6,639.00         $26.00
Laboratory Space:     7/1/03 to 6/30/08       $44,430.00      $3,702.50         $30.00

     Tenant agrees to pay rent to Landlord in monthly installments, in advance, on the first day of each and every month during the Lease Term.

7A.  PARKING CHARGE: Tenant agrees to pay $500.00 per month for the use of Five
     (5) assigned parking space(s) within the Property. Landlord, at its sole discretion, reserves the right to increase its parking charges in the future to adjust to market conditions. Said increase becomes effective upon 30-day advance written notice to Tenant.

8. SECURITY DEPOSIT: A Security Deposit in the amount of $5,248.75 is currently held by Landlord under the previous Lease, as security for the punctual performance of each and every obligation under the Lease. The Security Deposit will be refunded to Tenant within sixty (60) days after the end of the Lease Term without interest, subject to the Tenant's satisfactory compliance with the terms of the Lease.

9. TAX CHARGE: Tenant shall pay to Landlord as additional rent hereunder, 21.5% of real estate taxes charged to the land and buildings of which the Demised Premises are a part of, for each Lease Year. Tenant's Tax charge of 14.5% in relation to the Office Space will be computed in excess of real estate taxes assessed for fiscal year 2003. Tenant's Tax Charge of 7% in relation to the Laboratory Space will be computed by multiplying the real estate taxes by 7%, without any initial tax base. Tenant shall make estimated monthly payments based upon reasonable projections made by Landlord, adjusted as needed. When the actual annual Tax liability is known, Landlord will promptly issue a written statement and refund any overpayment to Tenant or request Tenant to pay any underpayment balance. Tenant will pay any underpayment within 30 days after receipt of Landlord's statement.

10. OPERATING EXPENSES CHARGE: Tenant shall pay to Landlord as additional rent hereunder, 21.5% of all costs and expenses incurred by Landlord for each Lease Year in connection with the operation and maintenance of the land and buildings of which the Demised Premises are a part of. Tenant's Operating Expenses Charge of 14.5% in relation to the Office Space will be computed in excess of actual operating expenses for the calendar year 2003. Tenant's Operating Expenses Charge of 7% in relation to the Laboratory Space will be computed by multiplying the actual operating expenses by 7%, without any initial operating expenses base. Tenant shall make estimated monthly payments based upon reasonable projections made by Landlord, adjusted as needed. Within 90 days after the end of each calendar year during the Lease Term, Landlord will issue a written statement of actual annual operating expenses and refund any overpayment to Tenant or request Tenant to pay any underpayment balance. Tenant will pay any underpayment within 30 days after receipt of Landlord's statement.

11. LATE PAYMENTS: Any installment of Rent, additional rent and any other required payment not paid by Tenant within ten (10) days after the due date, shall bear a late charge until paid, equal to the lesser of 1.5% of the amount due for each month or the highest rate permitted by law.

                                                      GREENWORKS MOLECULAR LEASE

12. TENANT'S WORK: Upon the prior written consent of Landlord, Tenant shall, at its own expense, complete any work in and to the Demised Premises, in a good and workmanlike manner with materials of the highest quality, without interference to other work or businesses within the Greenworks Building, and in compliance with the terms of this Lease and all applicable laws, codes, ordinances and regulations. Landlord reserves the right, upon twenty-four (24) hours written notice to Tenant, to order Tenant to cease any and all Tenant's Work, if such work appears to cause disharmony, does not comply with union work rules applicable at the Property or interferes with the orderly operation of the other Tenants within the Property. Tenant's Work shall be performed only in accordance with applicable rules and regulations contained in the Greenworks Policy Manual and complete plans and specifications submitted to and approved in advance by Landlord.

13. TENANT COVENANTS & OBLIGATIONS: Tenant agrees to conform to the following provisions during the Lease Term:

     (a) Tenant will conform and abide to the rules and regulations contained in the Greenworks Policy Manual, attached as EXHIBIT F. Landlord may, from time to time, amend the Greenworks Policy Manual, effective upon advance written notice to Tenant.

     (b) Tenant will not make any alterations, improvements and/or additions to the Demised Premises without the advance written consent of Landlord, not to be unreasonably withheld. Any consent request will include such plans, specifications and details as Landlord may reasonably request.

     (c) Tenant agrees to maintain the Demised Premises in a clean, safe and sanitary condition in accordance with all applicable federal, state and local laws, codes, ordinances and regulations. Tenant shall not permit or commit any waste.

     (d) Tenant agrees to reimburse Landlord for the cost of replacement light bulbs and ballasts for fluorescent light fixtures within the Demised Premises.

     (e) Tenant agrees to obtain prior written consent from Landlord before the installation of any signage visible from the outside of the Demised Premises.

     (f) Tenant agrees not to perform or conduct any act or practice which may injure the Demised Premises or the property, or which is unlawful, improper, noisy, offensive or in any manner contrary to all applicable federal, state and local laws, codes, ordinances and regulations.

     (g) Tenant agrees not to do any spray painting within the Demised Premises.

     (h) Tenant agrees not to allow any mechanics' liens or other similar liens to be placed upon the Property, as a result of any work related to Tenant or its Demised Premises. Tenant will immediately cause any such liens to be released of record, at its sole expense.

     (i) Tenant agrees to periodically shampoo and/or wax any carpeting and/or tiled flooring within the Demised Premises, as needed to maintain them in a clean and good operating condition.

14. LANDLORD'S RIGHT TO CHANGE THE PROPERTY: Landlord reserves the right (but not any obligation), from time to time, to alter, replace, construct, raze or otherwise modify any buildings, structures, improvements, systems, equipment, signs, or any other features within the Property, provided it does not permanently interfere with Tenant's right to use the Demised Premises.

                                                      GREENWORKS MOLECULAR LEASE

15. LANDLORD'S ACCESS: Landlord and its designees, shall have the right (but not any obligation) at all times, upon reasonable advance notice to Tenant, to enter upon the Demised Premises for the purpose of inspecting or performing routine maintenance or repairs, or for any other reasonable purpose, as determined by Landlord. No advance notice will be required in the event of emergencies.

16. LANDLORD'S MAINTENANCE & REPAIR OBLIGATIONS: Landlord agrees to keep in the same good order, condition and repair, as at present, less reasonable wear and tear, the roof, and the exterior face and structural portions of the Demised Premises. Landlord's obligations do not apply to damage caused by fire, other insured casualty or condemnation. Landlord shall not be responsible to repair or restore any damage caused by any act, omission or negligence of Tenant, its employees, agents, licensees, invitees or contractors, and Tenant shall bear the entire cost of such damage.

16A. CLEANING: Landlord agrees to empty customary office-type waste baskets on each business day, vacuum at least once per week and clean windows twice per year.

17. TENANT'S INSURANCE: Tenant agrees to pay for and maintain in full force during the Lease Term, a policy of comprehensive general liability insurance for personal injury and property damage on an occurrence basis, under which the Landlord or others as may be set out in written notice by landlord to Tenant, from time to time, are named as additional insureds. Each policy will be written by a company(ies) licensed to do business in Massachusetts and rated A-VIII or higher by A.M. Best's Rating Agency and will be non-cancelable without at least thirty (30) days' prior written notice to Landlord. The minimum limits of liability of such insurance shall be not less than $1,000,000, combined single limit for personal injury and death, and for property damage arising out of any one incident or disaster. Tenant shall provide Landlord with evidence of full coverage prior to Tenant's occupancy. Tenant will provide Landlord with a renewed Certificate of Insurance, thirty (30) days prior to the expiration of the current policy.

17A. TENANT'S PROPERTY INSURANCE: Tenant shall keep its fixtures, equipment, furniture and other personal property insured against loss or damage by fire with the usual extended coverage endorsements. Tenant assumes all risk of damage or loss to its own property arising from any cause, including theft.

17B. INCREASE IN INSURANCE RATES: Tenant agrees that it will not use, do or permit anything to be done in or upon the Demised Premises, which makes voidable or increases the rate of insurance on the property or any part thereof, and agrees to pay for any increase which may arise from such use or action.

17C. INDEMNIFICATION: Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or damages of whatever nature arising from any act, omission or negligence of the Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees, on or about the Demised Premises or Property, during the Lease Term. Landlord agrees to indemnify and save harmless Tenant from and against all claims, actions or damages of whatever nature arising from any act, omission or negligence of the Landlord or Landlord's contractors, licensees, invitees, agents, servants or employees, on or about the Demised Premises, during the Lease Term.

                                                      GREENWORKS MOLECULAR LEASE

18. UTILITIES: Landlord will provide and maintain all utilities serving the Demised Premises. Landlord reserves the right to place and maintain within the Demised Premises utility lines, pipes, fixtures, conduits and the like to serve the Demised Premises and other premises. Landlord shall not be liable to Tenant in damages or otherwise for any interruption, curtailment or suspension of any utility services. Tenant agrees to install, maintain and pay for all expenses associated with telephone and internet services.

19. ASSIGNMENT AND SUBLETTING: Tenant may not assign this Lease or sublet the Demised Premises without Landlord's prior written approval, not to be unreasonably withheld. Notwithstanding any consent, Tenant shall remain liable to Landlord for the payment of all rents and for the full performance of the terms of this Lease.

20. FIRE, CASUALTY AND EMINENT DOMAIN: Landlord may elect to terminate this Lease if the Demised Premises or the Property are substantially damaged by fire, other casualty or taken by condemnation or the right to eminent domain. Landlord's obligation to repair and restore in the event of partial damage by fire or other casualty is limited by the actual net amount of insurance proceeds. Tenant may elect to terminate this Lease if Landlord fails to give written notice within thirty (30) days after the event, of its intention to restore the Demised Premises or Landlord fails to restore the Demised Premises to a condition reasonably suited for its intended use within ninety (90) days after said event. Landlord will provide Tenant with a just and proportionate abatement of rent during the time the Demised Premises remain substantially unsuitable for their intended use. Landlord reserves and Tenant assigns to Landlord all rights which Tenant may have for damages or injury to the Demised Premises for any condemnations or takings by eminent domain.

21. SURRENDER OF PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall remove all Tenant's equipment, furniture and other personal property and surrender the Demised Premises in good and tenantable order and repair and in good operating condition, except for ordinary wear and tear. If Tenant fails to surrender the premises as required, Landlord may retain or dispose of Tenant's property or restore the premises, all at Tenant's expense. Any fixtures or other improvements installed by Landlord or Tenant remain Landlord's property and should not be removed by Tenant without Landlord's prior written consent.

21A. HOLDOVER BY TENANT: If Tenant remains in possession, after the expiration or sooner termination of this Lease without an executed renewal, this Lease becomes a month to month tenancy, at a monthly rental equal to two hundred (200%) percent of the rent payable during the last month of the Lease Term, subject to all other charges and terms contained in this Lease.

22. ENVIRONMENTAL MATTERS: Tenant agrees not to use, store, generate, manufacture, process or dispose of (or suffer or permit the use, storage, generating, manufacturing, processing or disposal of) oil, grease, chemical, hazardous, toxic or dangerous materials, substances or waste at or around the Demised Premises, Property or within any pipes, conduits, drains, mains or ducts or into any septic, sewer, drainage or other systems, except for materials used in Tenant's Laboratory Space solely and exclusively for the purpose of

                                                      GREENWORKS MOLECULAR LEASE
     laboratory uses in conformance with the provisions of this Lease and stored, used and disposed in strict compliance with all applicable laws and regulations, including environmental laws, regulations, ordinances, orders and standards. Tenant shall at all times comply with all applicable federal, state and local environmental laws, ordinances, orders or regulations now or hereafter affecting or applicable to the Demised Premises or Property. Tenant agrees to indemnify, defend, save and hold harmless Landlord from all claims, actions, liens, demands, costs, expenses, fines and judgments resulting from any spills or contamination of any kind caused by the acts or omissions of Tenant or its agents, employees, licensees, servants or contractors or any other violation of applicable environmental laws or this Provision of this Lease. Tenant agrees to pay all costs associated with the evaluation and remediation of any environmental matter and enforcement of this Environmental Provision including any reasonable engineering, consulting or legal fees and expenses. Landlord reserves the right to request Tenant to provide data, specifications and professional opinions in connection with any environmental concern related to Tenant or the Demised Premises.

23. SUBORDINATION: Tenant's rights under this Lease shall be subject and subordinate to any mortgages or deeds of trust or other instruments in the nature of a mortgage or lien on the Property and Tenant, upon request, shall promptly execute and deliver any written instrument necessary to show the subordination of this Lease.

24. EVENTS OF DEFAULT: In the event that: (a) Tenant shall default in the payment of rent or any other payments and such default shall continue for ten (10) days; or (b) Tenant shall default in the performance of any covenant or obligation under the terms of this Lease and such default shall not be corrected within fifteen (15) days after written notice thereof; or
     (c) Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant's property for the benefit of creditors, then:

     Landlord shall have the right at any time thereafter, while such default continues, to re-enter the Demised Premises and take complete possession, to declare the term of this Lease ended, and remove the Tenant's effects, without prejudice to any other remedies that might be otherwise used for unpaid rents or other defaults. Tenant shall indemnify Landlord against loss of rent and other payments that the Landlord may incur by reason of such termination during the remainder of the Lease Term.

     In the event that Tenant shall default in the performance of any covenant or obligation under the terms of this Lease, excluding non-payment of rent or other charges, and such default shall not be corrected within fifteen
     (15) days after written notice thereof, Landlord may (but is not obligated to do so) remedy such default at the expense of Tenant, to be paid as additional rent.

     Failure by Landlord to complain of any action or non-action on the part of Tenant, no matter how long or frequent the same may continue, shall never be deemed to be a waiver by Landlord of any rights hereunder.

25. NO BROKERAGE: Landlord and Tenant warrant and represent that they have had no contact or dealings with any broker or any person or entity intending to claim a commission, in connection with this Lease or the Demised Premises.

                                                      GREENWORKS MOLECULAR LEASE

26. LIMITATION OF LIABILITY: Landlord shall not be liable to Tenant for any failure to perform its obligations under the terms of this Lease due to any cause beyond Landlord's reasonable control or caused by an act or neglect of Tenant or its servants, agents, employees or licensees. Landlord shall never be liable to Tenant for any indirect or consequential damages. No trustee, beneficiary, agent, employee, officer or partner of Landlord, nor any person, firm or entity having an interest in Landlord, shall ever be personally liable for any performance of Landlord's obligations under this Lease or any related judgments. Landlord's obligations are limited to the provisions of this Lease, during its ownership interest in the Property and are not binding upon any other assets held by Landlord.

27. NOTICES: Any notice required under the terms of this Lease shall be in writing and shall be hand-delivered or sent to Landlord at Landlord's Address and to Tenant at Tenant's Address. Notice shall be sent by registered or certified mail, return receipt requested, postage prepaid or by a recognized national courier that maintains records of delivery, such as Federal Express. Notice shall be deemed given when received, refused or tendered for delivery, provided it is correctly addressed.

28. AUTHORIZATION: The person signing this Lease on behalf of Tenant by virtue of his or her signature hereon personally represents and warrants to Landlord that Tenant has taken all necessary actions to authorize his or her signature hereon on behalf of such Tenant and that upon the signing and delivery hereof to the Landlord by him or her, this Lease will be binding upon Tenant.

     WITNESS the execution hereof, under seal, in any number of counterpart copies, each which shall be deemed to be an original for all purposes as of the day and year first above written.

   LANDLORD:                                 TENANT:

   RAYJOE LIMITED PARTNERSHIP                MOLECULAR INSIGHT
   By: KDO Real Estate Holdings, Inc.        PHARMACEUTICALS, INC.

   By: /s/ Deborah A. Ciolfi                 By: /s/ John E. McCray
       ------------------------                  ------------------------
   Deborah A. Ciolfi                         Name: John E. McCray
   Treasurer, duly authorized.               Title: COO, duly authorized

                                             ATTEST By:

                                             /s/ Wendy Graham Coco
                                             ------------------------------
                                             Name: Wendy Graham Coco
                                             Title: Dir. Business Development &
                                                    Operations

                                                      GREENWORKS MOLECULAR LEASE

     FIRST AMENDMENT TO MOLECULAR INSIGHT PHARMACEUTICALS, INC., GREENWORKS OFFICE LEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RayJoe Limited Partnership ("Landlord") and Molecular InSight Pharmaceuticals, Inc., ("Tenant"), confirm the following facts and their agreement as follows:

     1. RECITALS. Landlord and Tenant are parties to a Lease Agreement dated June 19, 2003 ("Lease"). By mutual agreement, the parties hereby agree to lease two (2) additional office spaces until the expiration date of the Lease on June 30, 2008. The spaces are shown under attached EXHIBIT A.

The purpose of this writing is to set forth the entire agreement of the parties with respect thereto.

     2. AMENDMENT. The Lease is hereby amended as follows:

     A. ADDITIONAL SPACE #1: Tenant shall lease Unit # 18, the Pioneer Financial office space, as is, containing approximately 198 rsf, for a term of five
     (5) years, commencing on September 1, 2003 until June 30, 2008 ("Additional Space #1"). Tenant agrees that Landlord has made no representations or warranties respecting the condition of the Additional Space #1.

     B. FIXED RENT FOR ADDITIONAL SPACE #1: Provided Landlord has delivered the Additional Space #1, Tenant shall pay Fixed Rent ("Rent"), commencing on September 1, 2003, as follows:

    Dates:                     Yearly Rent:                  Monthly Rent:
    ------                     ------------                  -------------
9/1/03 - 6/30/08               $ 5,148.00                      $ 429.00

     C. ADDITIONAL SPACE #1 AVAILABILITY CONTINGENCY: In the event that, Additional Space #1 is not delivered to Tenant as of December 1, 2003, the portions of this Amendment relating to Additional Space #1 will become void and unenforceable, unless Landlord and Tenant mutually agree to extend the delivery date for said unavailable space.

     D. ADDITIONAL SPACE #2: Tenant shall lease Unit #16, currently occupied by Stella Tarnay, as is, containing approximately 170 rsf, for a term of five
     (5) years, commencing on October 1, 2003 until June 30, 2008 ("Additional Space #2"). Tenant agrees that Landlord has made no representations or warranties respecting the condition of the Additional Space #2.

     E. FIXED RENT FOR ADDITIONAL SPACE #2: Provided Landlord has delivered the Additional Space #2, Tenant shall pay Fixed Rent ("Rent"), commencing on October 1, 2003, as follows:

    Dates:                      Yearly Rent:                 Monthly Rent:
    ------                      ------------                 -------------
10/1/03 - 6/30/08               $ 4,416.00                    $ 368.00

                                               MOLECULAR INSIGHT FIRST AMENDMENT

     F. ADDITIONAL SPACE #2 AVAILABILITY CONTINGENCY: In the event that, Additional Space #2 is not delivered to Tenant as of December 1, 2003, the portions of this Amendment relating to Additional Space #2 will become void and unenforceable, unless Landlord and Tenant mutually agree to extend the delivery date for said unavailable space.

     G.   ADDITIONAL RENT ADJUSTMENT PERCENTAGES:

     1. TAX CHARGE: Tenant shall pay 16 % of real estate taxes for the Property over the 2003 fiscal year tax base, as additional rent in relation to its office space.

     2. OPERATING COST: Tenant shall pay 16 % of operating expenses for the Property over the 2003 calendar year base operating expenses, as additional rent in relation to its office space.

     H. BASEMENT STORAGE: Tenant shall pay a charge of $110.00 per month for its lease of a wire cage in the basement, containing approximately 110 square feet for storage purposes only, commencing on July 1, 2003 until June 30, 2008. Landlord shall not be liable for any damage or losses incurred by Tenant due to theft, fire or any other cause. Tenant agrees to insure the personal property stored in said wire cage and assumes full responsibility for its security.

     3. GENERAL. The individual signing this writing on behalf of Tenant personally represents and warrants to Landlord that all necessary corporate action authorizing the same has been duly taken and that upon the execution and delivery hereof, this writing shall be binding upon the Tenant and enforceable in accordance with its terms. Landlord and Tenant confirm that, as except as modified hereby, the Lease remains in full force and effect upon all the other terms and provisions.

EXECUTED as a sealed instrument_____________________________, 2003.

LANDLORD:                               TENANT:
RAYJOE LIMITED PARTNERSHIP              MOLECULAR INSIGHT
By: KDO Real Estate Holdings, Inc.      PHARMACEUTICALS, INC.

By: _____________________________       By: /s/ John E. McCray
    Deborah A. Ciolfi                       ------------------
    Treasurer, duly authorized          Name: John E. McCray
                                        Title: COO, as duly authorized.

                                        ATTEST By:

                                        /s/ John W. Babich
                                        --------------------
                                        Name: JOHN W. BABICH
                                        Title: PRESIDENT & CSO

                                        MOLECULAR INSIGHT FIRST AMENDMENT

                                                                       EXHIBIT A

                                  [FLOOR PLAN]